Exhibit 10.20

AMENDMENT AND PARTIAL RESCISSION OF
MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Amendment and Partial Rescission of Membership Interest Purchase Agreement (the “Amendment and Partial Rescission Agreement”), dated effective February 27, 2020 (the “Effective Date”) is made and entered into by and among 5J Oilfield Services, LLC, a Texas limited liability company (“5J”), and James E. Frye, Jr. an individual and the sole member and managing member of 5J (“5J Member”), on the one hand; and SMG Industries Inc., a Delaware corporation (“SMGI”). For purposes hereof each of 5J, the 5J Member and SMGI may be referred to as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Parties entered into that certain Membership Interest Purchase Agreement effective as of the Effective Date (the “MIPA”) pursuant to which SGMI acquired from the 5J Member all of the 5J Interests (making 5J upon the closing of the transaction therein contemplated (“Transaction”) a wholly-owned subsidiary of SMGI; and

WHEREAS, the purchase price in the Transaction included, among other things, 6,000 shares of SMGI Series B Convertible Preferred Stock, with a stated value of $1,000 per share in accordance with the Certificate of Designation of Preferences, Rights and Limitations of 5% of Series B Convertible Preferred Stock dated effective January 1, 2020 ( “SMGI Preferred Shares”);

WHEREAS, no distributions, payments or other transactions have been effected with respect to the SMGI Preferred Shares since the Effective Date;

WHEREAS, the Parties wish to rescind the issuance of the SMGI Preferred Shares under the MIPA;

NOW, THEREFORE, the Parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

THE PURCHASE AND SALE OF 5J INTERESTS

1.1           Rescission of Issance of SMGI Preferred Shares. The Parties hereby rescind the issuance of the SMGI Preferred Shares to the 5J Member as of the Effective Date. The 5J Member hereby relinquishes any rights with respect to the SMGI Preferred Shares, and shall be treated for all purposes as if he had never owned the SMGI Preferred Shares.

1.2           MIPA. Except as otherwise provided herein, the MIPA shall remain in full force and effect.

ARTICLE 2

GENERAL PROVISIONS

2.1           Governing Law; Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas. Any and all actions brought under this Amendment and Rescission Agreement shall be brought in the state or federal courts of Texas, located in the city of Houston, and each Party hereby waives any right to object to the convenience of such venue.

2.2           Counterparts and Facsimile Signatures. This Amendment and Rescission Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. This Amendment and Rescission Agreement and any documents relating to it may be executed and transmitted to any other Party by facsimile or email as a .pdf copy, which facsimile or email shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

2.3           Amendment. This Amendment and Rescission Agreement may be amended, modified or supplemented only by an instrument in writing executed by each of SMGI, 5J and the 5J Member.

2.4           Parties in Interest: No Third-Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Amendment and Rescission Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the Parties hereto. This Amendment and Rescission Agreement shall not be deemed to confer upon any person not a party hereto any rights or remedies hereunder.

2.5           Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Amendment and Rescission Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Amendment and Rescission Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

2.6           Recitals Incorporated. The recitals of this Amendment and Rescission Agreement are incorporated herein and made a part hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Amendment and Rescission Agreement as of the date first written above.

5J OILFIELD SERVICES, LLC,
A Texas limited liability company

By:	/s/ James E. Frye, Jr.
Name: James E. Frye, Jr.
Title: Sole Member and Managing Member

MEMBER: JAMES E. FRYE, JR.

Signature:	/s/ James E. Frye, Jr.
Print Name: James E. Frye, Jr.

[SIGNATURE PAGE OF SMGI FOLLOWS]

[SIGNATURE PAGE OF SMGI]

SMG INDUSTRIES, INC., a Delaware corporation

By:	/s/ Jeffrey R. Martini
Name: Jeffrey R. Martini
Title: Chief Executive Officer